UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2014

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Glenn Employment Agreement

On August 19, 2014, Douglas J. Glenn, the President and Chief Executive Officer of Hampton Roads Bankshares, Inc. (“HRB”) and the Chief Executive Officer of The Bank of Hampton Roads (“BHR” and together with HRB, the “Company”), entered into an Employment Agreement with the Company (the “Glenn Employment Agreement”).  The Glenn Employment Agreement replaces and supersedes the terms of that certain employment agreement, dated February 13, 2012, between Mr. Glenn and the Company.  Under the terms of the Glenn Employment Agreement, Mr. Glenn will receive an initial base salary of $550,000 and will be eligible for annual salary increases at the discretion of the compensation committee of the board of directors of HRB or BHR.  Mr. Glenn will also receive a signing bonus in the form of a lump sum cash payment of $100,000, will be eligible to participate in the long-term or short-term incentive plans of the Company, will be eligible to participate in all cash and non-cash employee benefit plans maintained by the Company, and will receive reimbursement for certain expenses.

HRB’s short-term incentive program is designed to attract and retain talent, motivate and reward outstanding achievement by meeting short-term financial and strategic initiatives, and create a strong association between pay and performance, while discouraging imprudent risk-taking and building a long-term foundation to build shareholder value.  On an annual basis, HRB’s compensation committee establishes overall and individual performance goals as well as target awards, with annual awards to be made in the form of cash bonuses.

The Glenn Employment Agreement also further states that the maximum aggregate amount he can receive under his existing Supplemental Retirement Agreement with BHR (the “SERP”) is the lesser of $600,000 or the amount he is otherwise entitled to under the SERP.  The term of the Glenn Employment Agreement commenced on August 19, 2014 and will expire on the three year anniversary thereof, unless sooner terminated by the Company.  On the third anniversary and each anniversary thereafter, the term will be extended for an additional year, unless the Company gives 90 days prior notice to the contrary. The Glenn Employment Agreement may be terminated at any time by the Company for “Cause” as (defined in the Glenn Employment Agreement) and by Mr. Glenn upon 30 days prior written notice, or upon Mr. Glenn’s death or Disability (as defined in the Glenn Employment Agreement).  The Glenn Employment Agreement also provides for the termination of Mr. Glenn’s employment at any time by the Company for other than Cause and by Mr. Glenn for “Good Reason” (as defined in the Glenn Employment Agreement).  Upon termination under either of these circumstances and provided that Mr. Glenn releases and waives his claims against the Company as provided in the Glenn Employment Agreement, Mr. Glenn will be entitled to the following:
•
if Mr. Glenn’s employment is terminated on or prior to May 31, 2016, a lump sum cash payment equal to 300% of the sum of (i) his current rate of annual base salary immediately preceding such termination, and (ii) the average of his last two year’s annual bonus (the sum of (i) and (ii), the “Severance Base Amount”); and

•	if Mr. Glenn’s employment is terminated after May 31, 2016, a lump sum cash payment equal to 200% of his Severance Base Amount; and
•
continued participation for Mr. Glenn and his covered dependents in the Company’s group health plan for a period of two years following the date of termination of employment and payment by the Company of a portion of his COBRA premiums during such period.

If within one year following a Change in Control (as defined in the Glenn Employment Agreement), Mr. Glenn’s employment is terminated without Cause or if he resigns for Good Reason, and provided that Mr. Glenn releases and waives his claims against the Company as provided in the Glenn Employment Agreement, Mr. Glenn will be entitled to receive a lump sum cash payment equal to 299% of his Severance Base Amount (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended).

The Glenn Employment Agreement indemnifies Mr. Glenn to the fullest extent of applicable law for any matter relating to his affiliation with the Company unless Mr. Glenn is terminated for Cause and the relevant claim arises out of the matter for which he was terminated.  During the term of his employment and for a period of two years thereafter, Mr. Glenn is restricted from soliciting “Clients” (as such term is defined in the Glenn Employment Agreement) or employees of the Company and from competing with the Company within a specified geographic area.

The foregoing is a summary description of certain terms of the Glenn Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Glenn Employment Agreement which is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Dix Employment Agreement

On August 19, 2014, Thomas B. Dix, III, the Executive Vice President, Chief Financial Officer and Treasurer of HRB, entered into an Employment Agreement with the Company (the “Dix Employment Agreement”).  Under the terms of the Dix Employment Agreement, Mr. Dix will receive an initial base salary of $250,000 and will be eligible for annual salary increases at the discretion of the compensation committee of the board of directors of HRB or BHR.  Mr. Dix will also be eligible to participate in the long-term or short-term incentive plans of the Company, will be eligible to participate in all cash and non-cash employee benefit plans maintained by the Company, and will receive reimbursement for certain expenses.

The term of the Dix Employment Agreement commenced on August 19, 2014 and will expire on the one year anniversary thereof, unless sooner terminated by the Company.  On the first anniversary and each anniversary thereafter, the term will be extended for an additional year, unless the Company gives 90 days prior notice to the contrary.  The Dix Employment Agreement may be terminated at any time by the Company for “Cause” as (defined in the Dix Employment Agreement) and by Mr. Dix upon 30 days prior written notice, or upon Mr. Dix’s death or Disability (as defined in the Dix Employment Agreement).  The Dix Employment

Agreement also provides for the termination of Mr. Dix’s employment at any time by the Company for other than Cause and by Mr. Dix for “Good Reason” (as defined in the Dix Employment Agreement).  Upon termination under either of these circumstances and provided that Mr. Dix releases and waives his claims against the Company as provided in the Dix Employment Agreement, Mr. Dix will be entitled to the following:
•	a lump sum cash payment equal to his Severance Base Amount; and
•
continued participation for Mr. Dix and his covered dependents in the Company’s group health plan for a period of one year following the date of termination of employment and payment by the Company of a portion of his COBRA premiums during such period.

If within one year following a Change in Control (as defined in the Dix Employment Agreement), Mr. Dix’s employment is terminated without Cause or if he resigns for Good Reason, and provided that Mr. Dix releases and waives his claims against the Company as provided in the Dix Employment Agreement, Mr. Dix will be entitled to receive a lump sum cash payment equal to 200% of his Severance Base Amount (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended).

The Dix Employment Agreement indemnifies Mr. Dix to the fullest extent of applicable law for any matter relating to his affiliation with the Company unless Mr. Dix is terminated for Cause and the relevant claim arises out of the matter for which he was terminated.  During the term of his employment and for a period of one year thereafter, Mr. Dix is restricted from soliciting “Clients” (as such term is defined in the Dix Employment Agreement) or employees of the Company and from competing with the Company within a specified geographic area.

The foregoing is a summary description of certain terms of the Dix Employment Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Dix Employment Agreement which is attached as Exhibit 10.2 to this report and is incorporated by reference into this Item 5.02.

Richards Amendment No. 1 to Employment Agreement

On August 21, 2014, BHR and Donna W. Richards, the President of BHR, entered into an amendment (the “Amendment”) to Ms. Richard’s employment agreement, dated May 22, 2013, with BHR (the “Richards Employment Agreement”).

Under the terms of the Richards Employment Agreement, Ms. Richards receives a base salary of $350,000 and is eligible for annual salary increases at the discretion of the compensation committee of the board of directors of HRB.  Ms. Richards is eligible to participate in BHR’s long-term or short-term incentive plans, eligible to participate in all cash and non-cash employee benefit plans maintained by the Company, and receive reimbursement for certain expenses.

The term of the Richards Employment Agreement commenced on May 22, 2013 and will expire on the three year anniversary thereof, unless sooner terminated by the Company.  The

Richards Employment Agreement may be terminated at any time by the Company for “Cause” as (defined in the Richards Employment Agreement) and by Ms. Richards upon 30 days prior written notice, or upon Ms. Richards’ death.  The Richards Employment Agreement also provides for the termination of Ms. Richards’ employment at any time by the Company for other than Cause and by Ms. Richards for “Good Reason” (as defined in the Richards Employment Agreement).  Upon termination under either of these circumstances and provided that Ms. Richards releases and waives her claims against BHR as provided in the Richards Employment Agreement, Ms. Richards will be entitled to receive the following (i) an amount equal to 300% her current rate of annual salary, (ii) payment of any bonus or short term compensation earned but not yet paid for any year preceding the year of termination of employment, (iii) payment of a pro-rated bonus for the year of termination of employment, and (iv) the opportunity to continue to participate in the Company’s health and dental plans for a period of time following the termination of her employment with BHR continuing to pay its portion of such health and dental insurance premiums (clause (i) – (iv) collectively, the “Richards Severance Amount”), provided, that Ms. Richard’s will be entitled to receive the benefit in clause (iv) even if she does not deliver a release and waiver of claims to BHR.  If within one year following a Change in Control (as defined in the Richards Employment Agreement), Ms. Richards’ employment is terminated or if she resigns for Good Reason, and provided that Ms. Richards releases and waives her claims against the Company as provided in the Richards Employment Agreement, Ms. Richards will be entitled to receive the Richards Severance Amount (subject to reduction to the extent that such payment constitutes an “excess parachute payment” under the Internal Revenue Code of 1986, as amended).

The Amendment amends the Richards Employment Agreement to restrict Ms. Richards during the term of her employment and for a period of two years thereafter, from soliciting “Clients” (as such term is defined in the Richards Employment Agreement) or employees of BHR and from competing with BHR within a specified geographic area.

The foregoing is a summary description of certain terms of the Richards Employment Agreement and the Amendment and, by its nature, is incomplete. It is qualified in its entirety by the text of the Richards Employment Agreement, which was filed as Exhibit 10.1 to HRB’s Form 10-Q for the quarter ended June 30, 2013, filed August 14, 2013, and the text of the Amendment, which is attached as Exhibit 10.3 to this report, and are incorporated by reference into this Item 5.02.

Issuance of Equity Awards

On August 18, 2014, the Compensation Committee of the Board of Directors of HRB (the “Committee”) approved, effective as of August 22, 2014, the issuance of restricted stock units (“RSUs”) with values of $921,318 and $250,806 and non-qualified options to purchase shares of common stock of HRB (“Options”) with values of $2,190,562 and $596,326 to Mr. Glenn and Mr. Dix, respectively.  Effective as of August 22, 2014, the Committee approved the issuance of RSUs with a value of $250,806 and Options with a value of $596,326 to Ms. Richards.

Pursuant to HRB’s Equity Grant Policy, the issuance of RSUs and Options to each of Messrs. Glenn and Dix and Ms. Richards will be effective as of August 22, 2014.  The number of RSUs issued was calculated by dividing the dollar value of the award issued to such person by the closing price of HRB’s common stock on August 21, 2014.  The number of Options issued to each person was calculated by dividing the dollar value of the Option award to such person by a per-Option value determined using the Black-Scholes option valuation model.  The Black-Scholes valuation was derived using a closing price of HRB common stock on August 21, 2014 and a 7 year term.  The exercise price of the Options will be equal to the closing price of HRB’s common stock on August 21, 2014.  One-quarter of the RSUs and Options will vest and become exercisable, respectively, on each anniversary of the award date.  Within thirty days of vesting, HRB will settle RSUs and Options by issuing one share of its common stock for each vested RSU or Option, as applicable.

The restricted stock unit awards and Options were issued pursuant to the Form of Restricted Stock Unit Award Agreement and Form of Non-Qualified Stock Option Award Agreement, as applicable, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Ex. 10.1	Employment Agreement of Douglas J. Glenn
Ex. 10.2	Employment Agreement of Thomas B. Dix, III
Ex. 10.3	Amendment No. 1 to Employment Agreement of Donna W. Richards
Ex. 10.4	Form of Restricted Stock Unit Award Agreement
Ex. 10.5	Form of Non-Qualified Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: August 22, 2014	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer